EXHIBIT 10.12

Placement Agent's Unit Warrants

NEITHER THESE SECURITIES NOR THE SECURITIES ISSUABLE UPON EXERCISE OF THESE SECURITIES HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY. THESE SECURITIES AND THE SECURITIES ISSUABLE UPON EXERCISE OF THESE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT SECURED BY SUCH SECURITIES.

CITIUS PHARMACEUTICALS, INC.

UNIT WARRANT

Warrant No. PAW 1	Original Issue Date: September 12, 2014

Citius Pharmaceuticals, Inc., a Nevada corporation (the "Company"), hereby certifies that, as partial compensation for its services as placement agent to the Company, Merriman Capital, Inc. or its registered assigns (the "Holder"), is entitled to purchase from the Company up to a total of 102,000 units (each, a "Unit")," each unit consisting of one share of the Company's common stock, par value $0.001 per share (the "Common Stock"), and one warrant to purchase one share of Common Stock at $.60 per Unit (the "Warrant Units"), at any time from time to time from September 12, 2014 to September 11, 2019 (the "Expiration Date"), and subject to the following terms and conditions:

1. Definitions. As used in this Unit Warrant, the following terms shall have the respective definitions set forth in this Section 1.

"Affiliate" means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 144.

"Business Day" means any day except Saturday, Sunday and any day which is a federal legal holiday or a day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

"Common Stock" means the common stock of the Company, $0.001 par value per share, and any securities into which such common stock may hereafter be reclassified or for which it may be exchanged as a class.

"Exchange Act" means the Securities Exchange Act of 1934, as amended.

"Exercise Price" means $.60, subject to adjustment in accordance with Section 9.

"New York Courts" means the state and federal courts sitting in the State of New York.

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"Fundamental Transaction" means any of the following: (1) the Company effects any merger or consolidation of the Company with or into another Person, (2) the Company effects any sale of all or substantially all of its assets in one or a series of related transactions, (3) any tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of Common Stock are permitted to tender or exchange their shares for other securities, cash or property, or (4) the Company effects any reclassification of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property.

"Original Issue Date" means September 12, 2014.

"Person" means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

"Rule 144" means Rule 144 promulgated by the Securities and Exchange Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Securities and Exchange Commission having substantially the same effect as such Rule.

"Securities Act" means the Securities Act of 1933, as amended.

"Subsidiary" means any "significant subsidiary" as defined in Rule 1-02(w) of Regulation S-X promulgated by the Securities and Exchange Commission under the Exchange Act.

"Trading Day" means (i) a day on which the Common Stock is traded on a Trading Market, or (ii) if the Common Stock is not quoted on any Trading Market, a day on which the Common Stock is quoted in the over-the-counter market as reported by OTC Markets Group Inc. (or any similar organization or agency succeeding to its functions of reporting prices); provided, that in the event that the Common Stock is not listed or quoted as set forth in (i) or (ii) hereof, then Trading Day shall mean a Business Day.

"Trading Market" means whichever of the New York Stock Exchange, the NYSE MKT, the NASDAQ Global Select Market, the NASDAQ Global Market, the NASDAQ Capital Market or OTCQB on which the Common Stock is listed or quoted for trading on the date in question.

"Warrant Shares" means the shares of Common Stock included in the Warrant Units and those shares of Common Stock issuable upon exercise of the Warrants included in the Warrant Units.

"Warrant Units" means the Units issuable upon exercise of this Unit Warrant.

2. Registration of Unit Warrant. The Company shall register this Unit Warrant upon records to be maintained by the Company for that purpose (the "Warrant Register"), in the name of the record Holder hereof from time to time. The Company may deem and treat the registered Holder of this Unit Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, absent actual notice to the contrary. In addition, holders of these Placement Agent's Warrants shall have the same registration rights with respect to the securities issuable upon exercise of the Placement Agent's Warrants as investors in the private placement that closed on September 12, 2014.

3. Registration of Transfers. The Company shall register the transfer of any portion of this Unit Warrant in the Warrant Register, upon surrender of this Unit Warrant, with the Form of Assignment attached hereto duly completed and signed, to the Company at its address specified herein. Upon any such registration or transfer, a new Unit Warrant to purchase Units, in substantially the form of this Unit Warrant (any such new Unit Warrant, a "New Warrant"), evidencing the portion of this Unit Warrant so transferred shall be issued to the transferee and a New Warrant evidencing the remaining portion of this Unit Warrant not so transferred, if any, shall be issued to the transferring Holder. The acceptance of the New Warrant by the transferee thereof shall be deemed the acceptance by such transferee of all of the rights and obligations of a holder of a Unit Warrant.

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4.

a. Exercise Duration and Redemption of Unit Warrants. This Unit Warrant shall be exercisable by the registered Holder at any time and from time to time from September 12, 2014 (the "Effective Date") to September 11, 2019 (the "Expiration Date"). At 6:30 p.m., New York City time on the Expiration Date, the portion of this Unit Warrant not exercised prior thereto shall be and become void and of no value. The Company may call or redeem any portion of this Unit Warrant not previously exercised upon not less than twenty (20) days nor than sixty (60) days prior written notice to the Warrant Holders at any time provided that, at the time of delivery of such notice (i) there is an effective registration statement covering the resale of the Warrant Shares; (ii) the closing price of the Company's Common Stock for each of the twenty (20) consecutive Trading Days prior to the date of the notice of redemption is at least $1.50, as proportionately adjusted to reflect any stock splits, stock dividends, combination of shares or like events, with an average daily trading volume during such period of 50,000 shares; (iii) the Company is current in its reporting obligation under the Securities and Exchange Act of 1934; (iv) holders receive at least 20 trading days written notice of the intended redemptions; and (v) the closing prices of the Common Stock within such 20 day notice period is not less than $1.17 for any three (3) days.

b. Notice. Notice of redemption will be effective upon mailing in accordance with this Section and such date may be referred to below as the "Notice Date." Notice of redemption shall be mailed by first class mail, postage prepaid, by the Company not less than 30 days prior to the date fixed for redemption to the Holders of the Warrants to be redeemed at their last addresses as they shall appear on the registration books. Any notice mailed in the manner herein provided shall be conclusively presumed to have been duly given whether or not the Holder received such notice.

c. Redemption Date and Redemption Price. The notice of redemption shall state the date set for redemption, which date shall be not less than twenty (20) days, or more than sixty (60) days, from the Notice Date (the "Redemption Date"). The Company shall not mail the notice of redemption unless all funds necessary to pay for redemption of the Warrants to be redeemed shall have first been set aside by the Company for the benefit of the Warrant Holders so as to be and continue to be available therefor. The redemption price to be paid to the Warrant Holders will be $0.001 for each share of Common Stock of the Company to which the Warrant Holder would then be entitled upon exercise of the Warrant being redeemed, as adjusted from time to time as provided herein (the "Redemption Price").

d. Exercise. Following the Notice Date, the Warrant Holders may exercise their Warrants in accordance with Sections 1 and 10 of this Warrant between the Notice Date and 5:00 p.m. Eastern Time on the Redemption Date and such exercise shall be timely if the form of election to purchase duly executed and the Warrant Exercise Price for the shares of Common Stock to be purchased are actually received by the Company at its principal offices prior to 5:00 p.m. Eastern Time on the Redemption Date.

e. Mailing. If any Warrant Holder does not wish to exercise any Warrant being redeemed, he should mail such Warrant to the Company at its principal offices after receiving the notice of redemption. On and after 5:00 p.m. Eastern Time on the Redemption Date, notwithstanding that any Warrant subject to redemption shall not have been surrendered for redemption, the obligation evidenced by all Warrants not surrendered for redemption or effectively exercised shall be deemed no longer outstanding, and all rights with respect thereto shall forthwith cease and terminate, except only the right of the holder of each Warrant subject to redemption to receive the Redemption Price for each share of Common Stock to which he would be entitled if he exercised the Warrant upon receiving notice of redemption of the Warrant subject to redemption held by him.

5. Delivery of Warrant Units.

(a) To effect exercises hereunder, the Holder shall not be required to physically surrender this Warrant unless the aggregate Placement Agent Warrants represented by this Placement Agent's Warrant is being exercised. Upon delivery of the Exercise Notice (in the form attached hereto) to the Company (with the attached Warrant Units Exercise Log) at its address for notice set forth herein and upon payment of the Exercise Price multiplied by the number of Warrant Units that the Holder intends to purchase hereunder, the Company shall promptly (but in no event later than three Trading Days after the Date of Exercise (as defined herein)) issue and deliver to the Holder, a certificate for the Shares and/or Warrants issuable upon such exercise. The Company shall, upon request of the Holder and subsequent to the date on which a registration statement covering the resale of the Warrant Units has been declared effective by the Securities and Exchange Commission, use its reasonable best efforts to deliver Shares and/or Warrants hereunder electronically through the Depository Trust Corporation or another established clearing corporation performing similar functions, if available, provided, that, the Company may, but will not be required to change its transfer agent if its current transfer agent cannot deliver Shares and/or Warrants electronically through the Depository Trust Corporation. A "Date of Exercise" means the date on which the Holder shall have delivered to the Company: (i) the Exercise Notice (with the Warrant Exercise Log attached to it), appropriately completed and duly signed and (ii) payment of the Exercise Price for the number of Warrant Units so indicated by the Holder to be purchased.

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(b) If by the fifth Trading Day after a Date of Exercise the Company fails to deliver the required number of Warrant Units in the manner required pursuant to Section 5(a), then the Holder will have the right to rescind such exercise.

(c) If by the fifth Trading Day after a Date of Exercise the Company fails to deliver the required number of Shares in the manner required pursuant to Section 5(a), and if after such third Trading Day and prior to the receipt of such Shares, the Holder purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Holder of the Shares and/or Warrants which the Holder anticipated receiving upon such exercise (a "Buy-In"), then the Company shall (1) pay in cash to the Holder the amount by which (x) the Holder's total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased exceeds (y) the amount obtained by multiplying (A) the number of Shares that the Company was required to deliver to the Holder in connection with the exercise at issue by (B) the closing bid price of the Units, or the sum of the closing bid price of the shares of Common Stock underlying the Warrant Units, as the case may be, on the Date of Exercise and (2) at the option of the Holder, either reinstate the portion of the Unit Warrant and equivalent number of Warrant Units for which such exercise was not honored or deliver to the Holder the number of Units or shares of Common Stock that would have been issued had the Company timely complied with its exercise and delivery obligations hereunder. The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In, and, upon request, of the Company, evidence of the amount of such loss.

(d) The Company's obligations to issue and deliver Warrant Units in accordance with the terms hereof are absolute and unconditional, irrespective of any action or inaction by the Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Holder or any other Person of any obligation to the Company or any violation or alleged violation of law by the Holder or any other Person, and irrespective of any other circumstance which might otherwise limit such obligation of the Company to the Holder in connection with the issuance of Warrant Units. Nothing herein shall limit a Holder's right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company's failure to timely deliver certificates representing Warrant Units upon exercise of the Unit Warrant as required pursuant to the terms hereof.

6. Charges, Taxes and Expenses. Issuance and delivery of Warrant Units upon exercise of this Unit Warrant shall be made without charge to the Holder for any issue or transfer tax, withholding tax, transfer agent fee or other incidental tax or expense in respect of the issuance of such certificates, all of which taxes and expenses shall be paid by the Company; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the registration of any certificates for Warrant Units or Unit Warrants in a name other than that of the Holder. The Holder shall be responsible for all other tax liability that may arise as a result of holding or transferring this Unit Warrant or receiving Warrant Units upon exercise hereof.

7. Replacement of Unit Warrant. If this Unit Warrant is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation hereof, or in lieu of and substitution for this Unit Warrant, a New Warrant, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and customary and reasonable indemnity (which shall not include a surety bond), if requested. Applicants for a New Warrant under such circumstances shall also comply with such other reasonable regulations and procedures and pay such other reasonable third-party costs as the Company may prescribe. If a New Warrant is requested as a result of a mutilation of this Unit Warrant, then the Holder shall deliver such mutilated Unit Warrant to the Company as a condition precedent to the Company's obligation to issue the New Warrant.

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8. Reservation of Warrant Units. The Company covenants that it will at all times reserve and keep available out of the aggregate of its authorized but unissued and otherwise unreserved, Placement Agent's Warrants and shares of Common Stock, solely for the purpose of enabling it to issue Warrant Units upon exercise of this Placement Agent's Unit Warrant as herein provided, the number of Warrants and shares of Common Stock which are then issuable and deliverable upon the exercise of this entire Placement Agent's Warrant, free from preemptive rights or any other contingent purchase rights of Persons other than the Holder (taking into account the adjustments and restrictions of Section 9). The Company covenants that all securities comprising the Warrant Units so issuable and deliverable shall, upon issuance and the payment of the applicable Exercise Price in accordance with the terms hereof, be duly and validly authorized, issued and fully paid and nonassessable.

9. Certain Adjustments. The Exercise Price and number of Warrant Units issuable upon exercise of this Unit Warrant are subject to adjustment from time to time as set forth in this Section 9.

(a) Stock Dividends and Splits. If the Company, at any time while this Unit Warrant is outstanding, (i) pays a stock dividend on its Common Stock or otherwise makes a distribution on any class of capital stock that is payable in shares of Common Stock, (ii) subdivides outstanding shares of Common Stock into a larger number of shares, or (iii) combines outstanding shares of Common Stock into a smaller number of shares, then in each such case the Exercise Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event. Any adjustment made pursuant to clause (i) of this paragraph shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution, and any adjustment pursuant to clause (ii) or (iii) of this paragraph shall become effective immediately after the effective date of such subdivision or combination.

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(b) Fundamental Transactions. If, at any time while this Unit Warrant is outstanding there is a Fundamental Transaction, then the Holder shall have the right thereafter to receive, upon exercise of this Unit Warrant, the same amount and kind of securities, cash or property as it would have been entitled to receive upon the occurrence of such Fundamental Transaction if it had been, immediately prior to such Fundamental Transaction, the holder of the number of Warrant Units then issuable upon exercise in full of this Unit Warrant (the "Alternate Consideration"). For purposes of any such exercise, the determination of the Exercise Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one share of Common Stock in such Fundamental Transaction, and the Company shall apportion the Exercise Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any exercise of this Unit Warrant following such Fundamental Transaction. At the Holder's option and request, any successor to the Company or surviving entity in such Fundamental Transaction shall issue to the Holder a new warrant substantially in the form of this Unit Warrant and consistent with the foregoing provisions and evidencing the Holder's right to purchase the Alternate Consideration for the aggregate Exercise Price upon exercise thereof. The terms of any agreement pursuant to which a Fundamental Transaction is effected shall include terms requiring any such successor or surviving entity to comply with the provisions of this paragraph (b) and insuring that the Unit Warrant (or any such replacement security) will be similarly adjusted upon any subsequent transaction analogous to a Fundamental Transaction.

(c) Adjustment upon Issuance of shares of Common Stock. If and whenever on or after the Effective Date (but not later than 365 days after the Effective Date), the Company issues or sells any shares of Common Stock (including the issuance or sale of shares of Common Stock owned or held by or for the account of the Company, but excluding shares of Common Stock deemed to have been issued by the Company, but excluding shares of Common Stock deemed to have been issued by the Company in connection with any Excluded Securities (as defined below) (the "Additional Shares") for a consideration per share (the "New Issuance Price") less than a price (the "Applicable Price") equal to the Exercise Price in effect immediately prior to such issue or sale or deemed issuance or sale (the foregoing a "Dilutive Issuance"), then immediately after such Dilutive Issuance, the Exercise Price then in effect shall be reduced to a price determined as follows:

Adjusted Exercise Price = (AxB)+D where

     A+C

"A" equals the number of shares of Common Stock outstanding including the Additional Shares deemed to be issued hereunder, immediately preceding the Dilutive Issuance;

"B" equals the Exercise Price in effect immediately preceding such Dilutive Issuance;

"C" equals the number of Additional Shares issued or deemed issued hereunder as a result of the Dilutive Issuance; and

"D" equals the aggregate consideration, if any, received or deemed to be received by the Company upon such Dilutive Issuance.

"Excluded Securities" means: (A) Common Stock or common stock equivalents issued to directors, officers, employees or consultants of the Company in connection with their service as directors of the Company, their employment by the Company or their retention as consultants; (B) shares of Common Stock issued upon the conversion or exercise of options or common stock equivalents issued prior to the date hereof, provided such securities are not amended after the date hereof to increase the number of shares of Common Stock issuable thereunder or to lower the exercise or conversion price thereof; (C) securities issued pursuant to the Subscription Agreement; (D) shares of Common Stock issued or issuable by reason of a dividend, stock split or other distribution on shares of Common Stock (but only to the extent that such a dividend, split or distribution results in an adjustment in the Exercise Price pursuant to the other provisions of this Warrant); (E) Common Stock, options or common stock equivalents issued as consideration for an acquisition or strategic transaction approved by a majority of the disinterested directors of the Company, provided that any such issuance shall only be to a person (or to the equityholders of a person) which is, itself or through its subsidiaries, an operating company or an owner of an asset in a business synergistic with the business of the Company and shall provide to the Company additional benefits in addition to the investment of funds, but shall not, for the purposes of this clause (E), include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities; (F) shares or common stock equivalents issued to any placement agent placing securities pursuant to the Private Placement Memorandum.

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(d) Number of Warrant Units. Simultaneously with any adjustment to the Exercise Price pursuant to Section 9 (a) and (b), the number of Warrant Units that may be purchased upon exercise of this Unit Warrant shall be increased or decreased proportionately, so that after such adjustment the aggregate Exercise Price payable hereunder for the adjusted number of Warrant Units shall be the same as the aggregate Exercise Price in effect immediately prior to such adjustment.

(e) Calculations. All calculations under this Section 9 shall be made to the nearest cent or the nearest 1/100th of a share, as applicable. The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Company, and the disposition of any such shares shall be considered an issue or sale of Common Stock.

(f) Notice of Adjustments. Upon the occurrence of each adjustment pursuant to this Section 9, the Company at its expense will promptly compute such adjustment in accordance with the terms of this Unit Warrant and prepare a certificate setting forth such adjustment, including a statement of the adjusted Exercise Price and adjusted number or type of Warrant Units or other securities issuable upon exercise of this Unit Warrant (as applicable), describing the transactions giving rise to such adjustments and showing in detail the facts upon which such adjustment is based. Upon written request, the Company will promptly deliver a copy of each such certificate to the Holder and to the Company's Transfer Agent.

(g) Notice of Corporate Events. If the Company (i) declares a dividend or any other distribution of cash, securities or other property in respect of its Common Stock, including without limitation any granting of rights or warrants to subscribe for or purchase any capital stock of the Company or any Subsidiary, (ii) authorizes or approves, enters into any agreement contemplating or solicits stockholder approval for any Fundamental Transaction or (iii) authorizes the voluntary dissolution, liquidation or winding up of the affairs of the Company, then the Company shall deliver to the Holder a notice describing the material terms and conditions of such transaction (but only to the extent such disclosure would not result in the dissemination of material, non-public information to the Holder) at least 10 calendar days prior to the applicable record or effective date on which a Person would need to hold Common Stock in order to participate in or vote with respect to such transaction, and the Company will take all steps reasonably necessary in order to insure that the Holder is given the practical opportunity to exercise this Unit Warrant prior to such time so as to participate in or vote with respect to such transaction; provided, however, that the failure to deliver such notice or any defect therein shall not affect the validity of the corporate action required to be described in such notice.

10. Payment of Exercise Price. The Holder may pay the Exercise Price in one of the following manners:

(a) Cash Exercise. The Holder may deliver immediately available funds; or

(b) Cashless Exercise. The Holder may notify the Company in an Exercise Notice of its election to utilize cashless exercise, in which event the Company shall issue to the Holder the number of Shares determined as follows:

X = Y [(A-B)/A]

where:

X = the number of Warrant Units to be issued to the Holder.

Y = the number of Warrant Units with respect to which this Unit Warrant is being exercised.

A = Fair Market Value of the Units (or the sum of the Fair Market Value of the Common Stock and Warrants underlying the Units, as applicable).For purposes of this Section, the "Fair Market Value" for one Unit, one Share of Common Stock or one Warrant on the exercise date shall have one of the following meanings:

i.           if the Company's Common Stock and Warrants are traded on a national securities exchange or on the over counter market, the Fair Market Value shall be deemed to be the Closing Price on the effective date of any notice under Section 13 hereof.For the purposes of this Warrant, "Closing Price" means the final price at which one share of Common Stock and Warrant is traded during any trading day.

ii.           if (i) is not applicable, the Fair Market Value shall be at the highest price per Share and price per Warrant which the Company could obtain on the date of exercise from a willing buyer (not a current employee or director) for shares of Common Stock and Warrants sold by the Company, from authorized, but unissued shares, as determined in good faith by the Company's Board of Directors.

B = the Exercise Price.

For purposes of Rule 144 promulgated under the Securities Act, it is intended, understood and acknowledged that the Warrant Units issued in a cashless exercise transaction shall be deemed to have been acquired by the Holder, and the holding period for the Warrant Units shall be deemed to have commenced, on the date this Unit Warrant was originally issued. There shall be no cashless exercise of the Warrants issued as part of the Warrants that form a part of the Units .

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11. Limitations on Exercise. Notwithstanding anything to the contrary contained herein, the number of Warrant Units that may be acquired by the Holder upon any exercise of this Unit Warrant (or otherwise in respect hereof) shall be limited to the extent necessary to insure that, following such exercise (or other issuance), the total number of shares of Common Stock then beneficially owned by such Holder and its Affiliates and any other Persons whose beneficial ownership of Common Stock would be aggregated with the Holder's for purposes of Section 13(d) of the Exchange Act, does not exceed 9.99% of the total number of issued and outstanding shares of Common Stock (including for such purpose the shares of Common Stock issuable upon such exercise). For such purposes, beneficial ownership shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. To the extent that the limitation contained in this Section 11 applies, the determination of whether this Warrant is exercisable (in relation to other securities owned by the Holder together with any Affiliates) and of which portion of this Warrant is exercisable shall be in the sole discretion of the Holder, and the submission of an Exercise Notice shall be deemed to be the Holder's determination of whether this Warrant is exercisable (in relation to other securities owned by the Holder together with any Affiliates) and of which portion of this Warrant is exercisable, in each case subject the limitation contained in this Section 11, and the Company shall have no obligation to verify or confirm the accuracy of such determination. This provision shall not restrict the number of shares of Common Stock which a Holder may receive or beneficially own in order to determine the amount of securities or other consideration that such Holder may receive in the event of a Fundamental Transaction as contemplated in Section 9 of this Unit Warrant. This restriction may not be waived. Notwithstanding anything to the contrary contained in this Unit Warrant, (a) no term of this Section may be waived by any party, nor amended such that the threshold percentage of ownership would be directly or indirectly increased, (b) this restriction runs with the Unit Warrant and may not be modified or waived by any subsequent holder hereof and (c) any attempted waiver, modification or amendment of this Section will be voidabinitio.

12. No Fractional Shares. No fractional Warrant Units will be issued in connection with any exercise of this Unit Warrant. In lieu of any fractional shares which would, otherwise be issuable, the Company shall pay cash equal to the product of such fraction multiplied by the closing price of one Warrant Share as reported by the applicable Trading Market on the date of exercise.

13. Notices. Any and all notices or other communications or deliveries hereunder (including, without limitation, any Exercise Notice) shall be in writing and shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via E-mail at the E-Mail Address specified in this Section prior to 6:30 p.m. (Eastern time) on a Trading Day except in the exercise of a Cashless Exercise pursuant to Section 10, such effective day shall be the prior Trading Day, (ii) the next Trading Day after the date of transmission, if such notice or communication is delivered via E-mail at the E-mail Address specified in this Section on a day that is not a Trading Day or later than 6:30 p.m. (Eastern time) on any Trading Day except in the cash exercise of a Cashless Exercise pursuant to Section 10, such effective day shall be that Trading Day, (iii) the Trading Day following the date of mailing, if sent by nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given. The addresses for such communications shall be: (i) if to the Company, to Citius Pharmaceuticals, Inc., 63 Great Road, Maynard, MA 01754; Email Address: Leonard.Mazur@citiuspharma.com, Attention: Chief Executive Officer (or such other address as the Company shall indicate in writing in accordance with this Section), or (ii) if to the Holder, to the address or facsimile number appearing on the Warrant Register or such other address or facsimile number as the Holder may provide to the Company in accordance with this Section.

14. Warrant Agent. The Company shall serve as warrant agent under this Unit Warrant. Upon 10 days' notice to the Holder, the Company may appoint a new warrant agent. Any corporation into which the Company or any new warrant agent may be merged or any corporation resulting from any consolidation to which the Company or any new warrant agent shall be a party or any corporation to which the Company or any new warrant agent transfers substantially all of its corporate trust or shareholders services business shall be a successor warrant agent under this Unit Warrant without any further act. Any such successor warrant agent shall promptly cause notice of its succession as warrant agent to be mailed (by first class mail, postage prepaid) to the Holder at the Holder's last address as shown on the Warrant Register.

15. Miscellaneous.

(a) This Unit Warrant shall be binding on and inure to the benefit of the parties hereto and their respective successors and assigns. Subject to the preceding sentence, nothing in this Unit Warrant shall be construed to give to any Person other than the Company and the Holder any legal or equitable right, remedy or cause of action under this Unit Warrant. This Unit Warrant may be amended only in writing signed by the Company and the Holder and their successors and assigns. The foregoing sentence shall be subject to the restrictions on waivers and amendments set forth in Section 11 of this Unit Warrant.

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(b) All questions concerning the construction, validity, enforcement and interpretation of this Unit Warrant shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of this Unit Warrant and the transactions herein contemplated ("Proceedings") (whether brought against a party hereto or its respective Affiliates, employees or agents) shall be commenced exclusively in the New York Courts. Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the New York Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any Proceeding, any claim that it is not personally subject to the jurisdiction of any New York Court, or that such Proceeding has been commenced in an improper or inconvenient forum. Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such Proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Unit Warrant and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Unit Warrant or the transactions contemplated hereby. If either party shall commence a Proceeding to enforce any provisions of this Unit Warrant, then the prevailing party in such Proceeding shall be reimbursed by the other party for its attorney's fees and other costs and expenses incurred with the investigation, preparation and prosecution of such Proceeding.

(c) The headings herein are for convenience only, do not constitute a part of this Unit Warrant and shall not be deemed to limit or affect any of the provisions hereof.

(d) In case any one or more of the provisions of this Unit Warrant shall be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Unit Warrant shall not in any way be affected or impaired thereby and the parties will attempt in good faith to agree upon a valid and enforceable provision which shall be a commercially reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Unit Warrant.

(e) Prior to exercise of this Unit Warrant, the Holder hereof shall not, by reason of being a Holder, be entitled to any rights of a stockholder with respect to the Warrant Units.

IN WITNESS WHEREOF, the Company has caused this Unit Warrant to be duly executed by its authorized officer as of the date first indicated above.

CITIUS PHARMACEUTICALS, INC.

By:
Name:
Title:

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EXERCISE NOTICE

Citius Pharmaceuticals, Inc.

UNIT WARRANT DATED ________, 201_____

The undersigned Holder hereby irrevocably elects to purchase _____________ Warrant Units pursuant to the above referenced Unit Warrant. Capitalized terms used herein and not otherwise defined have the respective meanings set forth in the Unit Warrant.

(1)	The undersigned Holder hereby exercises its right to purchase _________________ Warrant Units pursuant to the Unit Warrant.

(2)

(PLEASE CHECK ONE METHOD OF PAYMENT) _____The Holder shall pay the sum of $____________ to the Company in accordance with the terms of the Unit Warrant OR _______The Holder shall exercise the Unit Warrant cashless in accordance with the terms of the Unit Warrant.

(3)	Pursuant to this Exercise Notice, the Company shall deliver to the holder _______________ Warrant Units in accordance with the terms of the Unit Warrant.

(4)

By its delivery of this Exercise Notice, the undersigned represents and warrants to the Company that in giving effect to the exercise evidenced hereby the Holder will not beneficially own in excess of the number of shares of Common Stock (determined in accordance with Section 13(d) of the Securities Exchange Act of 1934) permitted to be owned under Section 11 of this Unit Warrant to which this notice relates.

Dated: ________, ____	Name of Holder:

(Print)

By:
Name:
Title:

(Signature must conform in all respects to name of holder as specified on the face of the Unit Warrant)

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Unit Warrant Units Exercise Log

Date	Number of Warrant Units Available to be Exercised	Number of Warrant Units Exercised	Number of Warrant Units Remaining to be Exercised

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CITICUS PHARMACEUTICALS, INC.

PLACEMENT AGENT'S WARRANT DATED __________, 201______

WARRANT NO. [ ]

FORM OF ASSIGNMENT

[To be completed and signed only upon transfer of Unit Warrant]

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto ________________________________ the right represented by the above-captioned Unit Warrant to purchase ____________ Units to which such Unit Warrant relates and appoints ________________ attorney to transfer said right on the books of the Company with full power of substitution in the premises.

Dated: _______________, ____

(Signature must conform in all respects to name of holder as specified on the face of the Unit Warrant)

Address of Transferee

In the presence of:

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